Exhibit 10.4

NOTE

SBA Loan #	2202638402
SBA Loan Name	REVIV3 PROCARE COMPANY
Date	February 7, 2021
Loan Amount	$6,300.00
Interest Rate	1%
Borrower	REVIV3 PROCARE COMPANY
Operating Company	N/A
Lender	ConnectOne Bank

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Six Thousand Three Hundred Dollars ($6,300.00), interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

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“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Maturity: This Note will mature in 5 years from the date of initial disbursement.

Repayment Terms:

PAYMENT SCHEDULE. Beginning one month from the date of the Note and continuing for 5 months thereafter (total of 6 months from the date of the Note) payments of $0 shall be due. Beginning 7 months from the date of this Note, unless extended by Lender in its sole discretion under the terms of the PPP, and continuing the same day of each month thereafter, payments of principal and interest shall be due on the outstanding principal balance of the Note [subject to any amount of forgiveness approved the SBA]. The monthly principal and interest payment will be calculated based on a 54 month amortization. The unpaid principal balance of this Note, together with all accrued interest and charges owing in connection therewith, shall be due and payable on the Maturity Date.

The interest rate is 1.00% per year.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Loan Prepayment:

Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must:

A.	Give Lender written notice;

B.	Pay all accrued interest; and

C.	If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days' interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.

If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

All remaining principal and accrued interest is due and payable 2 years from date of initial disbursement.

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4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

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B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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10.	STATE-SPECIFIC PROVISIONS:

The following provision applies when a borrower is a resident of WISCONSIN: Each Borrower who is married represents that this obligation is incurred in the interest of his or her marriage or family.

The following Confession of Judgment provision applies when a borrower is a resident of DELAWARE: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes any attorney to appear on behalf of Borrower, from time to time, in any court of record possessing jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.

The following Confession of Judgment provision applies when a borrower is a resident of MARYLAND: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower authorizes an attorney to appear in a court of record and confess judgment, without process, against Borrower in favor of Lender for all indebtedness owed in connection with the loan, including but not limited to service charges, other charges and reasonable attorney's fees.

The following Confession of Judgment provision applies when a borrower is a resident of OHIO: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes any attorney to appear on behalf of Borrower, from time to time, in any court of record possessing jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note. WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF THE COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

The following Confession of Judgment provision applies when a borrower is a resident of PENNSYLVANIA: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower irrevocably authorizes and empowers the prothonotary, any attorney or any clerk of any court of record, upon default, to appear for and confess judgment against Borrower for such sums as are due and/or may become due under this Note including costs of suit, without stay of execution, and for attorney's fees and costs as set forth in this Note and knowingly, voluntarily and intentionally waives any and all rights Borrower may have to notice and hearing under the state and federal laws prior to entry of a judgment. To the extent permitted by law, Borrower releases all errors in such proceedings. If a copy of this Note, verified by or on behalf of the holder shall have been filed in such action, it shall not be necessary to file the original Note as a warrant of attorney. The authority and power to appear for and confess judgment against Borrower shall not be exhausted by the initial exercise thereof and may be exercised as often as the holder shall find it necessary and desirable and this Note shall be a sufficient warrant for such authority and power.

The following Confession of Judgment provision applies when a borrower is a resident of VIRGINIA: IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE. WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT.

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In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily, and intentionally authorizes Lender to appear on behalf of Borrower, from time to time, in any court in Virginia having jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of MISSOURI: Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrowers(s)) and us (Creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of OREGON: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY [BENEFICIARY]/ US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY GRANTOR'S/ BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY [AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY]/US TO BE ENFORCEABLE.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of WASHINGTON: Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

The following provision applies when the borrower is a resident of ALASKA: The Mortgagor or Trustor (Borrower) is personally obligated and fully liable for the amount due under the Note. The Mortgagee or Beneficiary (Lender) has the right to sue on the Note and obtain a personal judgment against the Mortgagor or Trustor for the satisfaction of the amount due under the Note either before or after a judicial foreclosure of the Mortgage or Deed of Trust as under AS 09.45.170-09.45.220.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of IOWA: IMPORTANT: READ BEFORE SIGNING. The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. You may change the terms of this agreement only by another written agreement.

The following Oral Agreements Disclaimer provision applies when the borrower is a resident of UTAH: This is a final expression of the agreement between the creditor and debtor and the written agreement may not be contradicted by evidence of any alleged oral agreement.

The following provision applies for all states, to the extent permitted by law: WAIVER OF JURY TRIAL. To the fullest extent permitted by law, all parties to this Note hereby knowingly and voluntarily waive any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Note or any other instrument, document, or agreement executed or delivered in connection with this Note.

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11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

REVIV3 PROCARE COMPANY

/s/ Sasan S. Toghraie	2/11/2021
By: Sasan S. Toghraie, Chief Executive Officer

/s/ Jeffrey B. Brown	2/8/2021
By: Jeffrey B. Brown, Chief Operating Officer

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